UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

Zynex, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9990 Park Meadows Drive Lone Tree, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

As previously disclosed, on April 26, 2010, the Company received a refund request from Anthem Blue Cross Blue Shield (“Anthem”) covering the period from October 1, 2008 (the date of the last retrospective audit by Anthem) through March 12, 2010. The Anthem request included a significant number of refund claims in a single request, totaling approximately $1,318,000.

On September 22, 2011, the Company and Anthem reached a settlement resolving all issues, claims and disputes between the parties in the amount of $226,000 (the “Settlement”). The Settlement provides for an initial payment of $60,000 by the Company, with the remaining amount payable over a twelve month period. The amount of the Settlement was adequately reflected in the Company’s reserves as of June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date: September 23, 2011

By: /s/ Thomas Sandgaard
Thomas Sandgaard
Chief Executive Officer